Exhibit 99.1

4129 NORTH PORT WASHINGTON AVENUE, MILWAUKEE, WI 53212 / 414 964-5000 / WWW.KOSS.COM

FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
January 4, 2010		President & CEO
(414) 964-5000
mjkoss@koss.com

Koss Corporation’s Investigation Expands as Grant Thornton is Dismissed as the

Independent Auditors

Milwaukee, Wisconsin:  Koss Corporation (NASDAQ SYMBOL: KOSS), the U.S. based high-fidelity stereophone leader, announced that the scope of the Company’s previously disclosed internal investigation of unauthorized financial transactions by Sujata Sachdeva, the Company’s former Vice President of Finance and Secretary, has been expanded to include fiscal years since 2005 through the present.  Preliminary estimates indicate that the amount of unauthorized transactions since fiscal year 2005 through the present has exceeded $31 million, but at this point the Company and its advisors cannot assess the potential impact on its financial statements or identify the extent that specific fiscal periods may be affected.  Nor can the Company and its advisors yet assess the extent of the possible offsets through insurance, asset recoveries and other mechanisms related to the unauthorized transactions.  As a result, the Company has concluded that its previously issued financial statements at least since the end of its 2005 fiscal year should no longer be relied upon.  The Company plans to restate its financial statements for at least the last three fiscal years as further investigation indicates.

On December 31, 2009, upon a recommendation from Koss Corporation’s Audit Committee and approved by the Board of Directors, Koss dismissed Grant Thornton LLP as its independent auditors.  None of Grant Thornton’s audit reports of Koss Corporation’s financial statements, including the ones for the past two fiscal years, contained an adverse opinion, a disclaimer of opinion, nor were they qualified or modified as to uncertainty, scope, or accounting principles.  The Company is currently evaluating candidates to serve as its independent auditors and anticipates receiving a recommendation from the Audit Committee within the next week.

The Company’s internal investigation, supervised by an independent committee of the Board of Directors, including the committee’s independent counsel and forensic accountants, is continuing, as are efforts to recover merchandise related to the unauthorized transactions.  The Company continues to work with law enforcement and regulatory authorities.

Koss Corporation markets a complete line of high-fidelity stereophone, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

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